UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 18, 2007

ALLOY STEEL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32875	98-0233941
(State or other jurisdiction of incorporation)	Commission File Number)	IRS Employer Identification No.)

42 MERCANTILE WAY MALAGA
P.O. BOX 3087 MALAGA DC 6945

(Address of principal executive offices)

Registrant’s telephone number, including area code:  61 8 9248 3188

ITEM 4.01      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On December 18, 2007, the board of directors of Alloy Steel International Inc resolved to dismiss Bentley’s MRI (BMRI), as its independent auditor for the fiscal year ending September 30, 2007 and engaged Grant Thornton WA Partnership to serve as its independent auditor for fiscal year ending September 30, 2007.

This change has been occasioned by the change in international affiliation of the Bentleys MRI firm closest to the company’s operations which conducted the majority of the audit services for the Bentleys MRI report for the company for the year ended September 30, 2006.

BMRI was appointed by the company on September 18, 2006, to be its auditor for the fiscal year ending September 30, 2006 and reappointed for subsequent years.

From September 18, 2006, to present there have been no disagreements with BMRI on any matters of accounting principle or practices, financial statement disclosure, auditing scope or procedure which if not resolved to  satisfaction would have caused them to make references to the subject matter in connection with  their report.

In relation to financial statements of the company for the past two years the accountants report has not contained any adverse opinions; disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principals.

In addition the company believes there are no reportable events which require disclosure as required by them 304(a)(3)(iv) B of regulation S-B.

The company has provided BMRI with a copy of the foregoing statements and requested that BMRI provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the preceding statements.

This letter is filed as an exhibit to this report.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

99.1.	Letter from Bentleys MRI to Securities and Exchange Commission dated December 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: December 20, 2007	By: /s/ Alan Winduss

	Name:	Alan Winduss
	Its:	Chief Financial Officer